Exhibit 99.1

IsoPlexis Announces the Appointment of former Luminex
Corporation Chairman and CEO, Nachum “Homi” Shamir to its Board of Directors

BRANFORD, Conn., August 23, 2022 — IsoPlexis Corporation (Nasdaq: ISO) (“IsoPlexis”), a company empowering labs to leverage the cells and proteome changing the course of human health, today announced the appointment of Nachum “Homi” Shamir to its Board of Directors as a Class II director.

Mr. Shamir was most recently the Chairman and Chief Executive Officer of Luminex Corporation from 2014 through its sale to DiaSorin S.p.A. in 2021. Additionally, Mr. Shamir has served as President and Chief Executive Officer of Given Imaging from 2006 through its sale to Covidien (now Medtronic) in 2014. Mr. Shamir currently serves on the Board of Directors of Strata Skin Sciences (Nasdaq: SSKN); and as Chairman of the Boards of Mediwound (Nasdaq: MDWD) and Cactus Acquisition Corp. (Nasdaq: CCTS). Mr. Shamir will serve on the Compensation and Nominating and Governance Committees.

“On behalf of IsoPlexis's shareholders and Board, I would like to welcome Homi to our Board. We believe his insights into scaling large businesses in the life science, diagnostics, and device fields will be invaluable as we take the next stage of our journey,” said Sean Mackay, Chief Executive Officer.

“I am honored to join the Board of Directors of IsoPlexis, an innovative lab tools company with high resolution technologies yet lab-friendly workflows, as they empower a wider range of labs worldwide,” said Mr. Shamir. “I look forward to partnering with the Company’s talented leadership team as they continue to further advance their suite of products to expand into larger markets with their applications, while simplifying and speeding up critical work for customers.”

In addition to adding Mr. Shamir, the Board of Directors also accepted the resignations of Siddhartha Kadia, Ph.D. and Michael Egholm, Ph.D. “We also wish to thank Siddhartha and Michael for their invaluable service and contributions to IsoPlexis, including their guidance through our initial public offering. We wish the best for each of them as they lead their respective organizations”, said Sean Mackay, Chief Executive Officer. The Board will continue to search for one more member, and expects to fill this opening prior to its next annual meeting, with the expectation to add gender diversity with such appointment.

About IsoPlexis

IsoPlexis is empowering labs, changing the course of human health.

By leading the discovery and identification of how multi-functional immune cells communicate and respond, IsoPlexis assists researchers in understanding and predicting disease progression, treatment resistance and therapeutic efficacy.

IsoPlexis has been named Top Innovation or Design by The Scientist Magazine, Fierce, BIG Innovation, Red Dot and multiple others. The IsoPlexis platform is used globally by researchers, including those at the top 15 global pharmaceutical companies by revenue and 78% of leading U.S. comprehensive cancer centers.

Forward Looking Statements

This press release contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. Such forward-looking statements may include, without limitation, statements about future opportunities for us and our products and services, our future operations, financial or operating results, including our financial guidance, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions and other expectations and targets for future periods. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “continuing,” “forward,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that

Exhibit 99.1

actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following: estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing; the implementation of our business model and strategic plans for our products and technologies; competitive companies and technologies and our industry; our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers; our ability to develop and commercialize new products; our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement; the performance of third party suppliers; our ability to hire and retain key personnel and to manage our future growth effectively; our ability to obtain additional financing in future offerings; the volatility of the trading price of our common stock; our expectations regarding use of proceeds from our initial public offering (“IPO”); the potential effects of government regulation; the impact of COVID-19 on our business; and our expectations about market trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section “Risk Factors” included in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022, and our other subsequent filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We qualify all of the forward-looking statements in this press release by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact
investors@isoplexis.com

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press@isoplexis.com